                                                                   EXHIBIT 10.16

                            UNSECURED PROMISSORY NOTE



$5,750,000                                               Los Angeles, California
                                                               December __, 2000


        FOR VALUE RECEIVED, Communications & Power Industries Holding Corporation, a Delaware corporation (the "Borrower"), hereby absolutely and unconditionally promises to pay to the order of Communications & Power Industries, Inc., a Delaware corporation (the "Lender"), at such place as Lender may designate to Borrower in writing, in lawful money of the United States, the principal sum of Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000) (the "Principal Amount") on December __, 2009 (the "Maturity Date").

        In addition, Borrower hereby absolutely and unconditionally promises to pay to the order of Lender interest on the Principal Amount, together with any amounts otherwise owing under this Unsecured Promissory Note (this "Note"), quarterly in arrears on December 31, March 31, June 30, and September 30 of each year commencing December 31, 2000 and if different, on the Maturity Date (each, an "Interest Payment Date") at the rate of 15.5% per annum, until the Principal Amount is paid. Such interest shall accrue from the most recent date to which interest has been paid or duly provided for or, if no such interest has been paid or duly provided for, from December __, 2000 until the Maturity Date. Interest shall be paid in cash, except that, on any Interest Payment Date, Borrower will have the option to pay up to 35.25% of the interest payable on such date by issuing additional notes which shall contain similar terms as contained herein (the "Additional Notes"), in a principal amount equal to the interest Borrower elected not to pay in cash.

        This Note and all Additional Notes, are each pre-payable, in whole or in part, without premium or penalty, at any time, at the option of the Borrower; provided, however, that all accrued interest on the principal amount so pre-paid shall also be paid on the date of prepayment.

        Notwithstanding anything to the contrary herein, if any one or more of the following events shall occur (each, an "Event of Default"): (a) failure to pay any amount owing by the Borrower hereunder when due and payable within 15 business days following the date such payment is due, (b) with notice or passage of time, or both, requisite holders of any of the Lender's 12% Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes") or, the Trustee under the Indenture dated as of August 11, 1995, under which such Senior Subordinated Notes were issued, shall have the right to cause such notes to accelerate and become immediately payable, (c) the initiation of any voluntary bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors generally or reorganization proceeding by or against the Borrower, or
(d) the entry of a bankruptcy decree or initiation of any involuntary bankruptcy, insolvency, moratorium, receivership, or reorganization proceeding in respect to the Borrower and such proceeding or decree described in this clause (d) shall continue for sixty (60) days without having been dismissed, bonded or discharged;

then, (1) upon the occurrence of any Event of Default described in clauses (c) or (d), automatically, and (2) upon the occurrence of any other Event of Default, at Lender's option, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable, together with all costs, fees and expenses payable in respect hereof.

        No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right of the Lender or of such holder, nor shall any delay, omission or waiver of any one occasion be deemed a bar to or waiver of the same or any other right or any other occasion. The Borrower and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person or entity primarily or secondarily liable.

        All costs incurred in any litigation arising from this Note shall be borne by the prevailing party. All other expenses of enforcement of the Lender's rights hereunder (including reasonable legal and other professional fees) shall be for the account of the Borrower.

        THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICTS OF LAW).

        This Note shall be binding upon the Borrower's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officer to take effect as of the date first herein above written.

                                       COMMUNICATIONS & POWER INDUSTRIES
                                       HOLDING CORPORATION


                                       By: ___________________________________

                                       Title: ________________________________



                                      -2-